 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2014

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 Grant Street, Suite #720
Denver, CO	80203
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 23, 2014, Lilis Energy, Inc. (the “Company”) received a letter from The NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that it was no longer in compliance with Nasdaq Rules 5605(b)(1), 5605(c)(2) and 5605(d)(2).

Nasdaq Listing Rule 5605(b)(1) requires that a majority of the board of directors of a listed company be comprised of independent directors. Nasdaq Listing Rule 5605(c)(2) requires each listed company to have an audit committee comprised of at least three members, each of whom must be an independent director (in addition to satisfying additional independence standards required by Nasdaq). Nasdaq Listing Rule 5605(d)(2) requires each listed company to have a compensation committee comprised of at least two members, each of whom must be an independent director.

The issuance of the letter has no immediate effect on the listing of the Company’s common stock. In order to maintain its listing, the Company must submit a plan of compliance by February 6, 2015 addressing how it intends to regain compliance with Rules 5605(b)(1), 5605(c)(2) and 5605(d)(2). The Company expects that two directors who qualify as independent in accordance with the requirements of the Securities Exchange Act of 1934 and the Nasdaq Listing Rules (including the additional independence standards applicable to audit committee members provided by Nasdaq Listing Rule 5605(c)(2)), will be appointed to the Board and to the audit and compensation committees thereof, prior to February 6, 2015. The Company believes that these efforts will bring the Company into compliance. However, if the Company is unable to appoint two independent directors prior to February 6, 2015, it intends to submit a plan of compliance to Nasdaq on or before that date.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2014	LILIS ENERGY, INC.

	By:	/s/ Eric Ulwelling
Chief Financial Officer